                                                                     Exhibit 4.2

                                                  1984 EMPLOYEE STOCK PURCHASE PLAN
[LAM GRAPHIC OMITTED]                              DOMESTIC SUBSCRIPTION AGREEMENT
                                   Offering Period Beginning: September 23, 1996 - March 23, 1997

Enrollment Deadline:  September 20, 1996
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        Name: Legal Name: First              Middle                              Last

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        Employee#                          Social Security#                    Work Phone                       Mail Stop
                                                                               #
                                                         -         -
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        Choose One:
                 New Enrollment  [  ]          Change in Payroll Deduction Rate    [  ]             Change of Beneficiary(ies) [ ]
                                           Fill in form completely when making any changes

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       I hereby authorize payroll deductions from each paycheck in the               U.S. $              or:         %
       specified amount of my Base Compensation, in accordance with the Stock Purchase Plan (maximum 10%):
                                                                                     -------------                   --------------
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       Shares purchased for me under the Stock Purchase Plan should be deposited as follows. (Print name(s) exactly as you want it to appear on broker account. If more than one name, account will be established as Joint Tenants with

       Right of Survivorship [JTWROS]).
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       Name(s): First                                            Middle                                 Last

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       Name(s): First                                            Middle                                 Last

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       Address

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       I hereby  authorize  and  instruct Lam Research to deposit my Employee  Stock  Purchase  Plan shares to my account with the following  broker and consent to Lam Research  communicating  with my broker regarding the disposition of my Employee Stock
       Purchase Plan shares:

                                               Smith Barney  [  ]            Charles Schwab  [  ]

                         PLEASE  NOTE THAT A  SELECTION  WILL BE MADE FOR YOU IF THIS SECTION IS LEFT BLANK.

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        In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan. (Designate percentages as 100% if one beneficiary, or 50/50,
        60/40, etc. if more than one):

        BENEFICIARY(IES):         (please print)
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        (A) Legal Name: First                         Middle                     Last                        %

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        Relationship
                     Spouse [   ]   Child [   ]   Estate [   ]   Other   (Please specify) ___________________________________

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        Address: Street                                        City and State                            Zip Code

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        (B) Legal Name: First                         Middle                     Last                        %

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        Relationship
                     Spouse [   ]   Child [   ]   Estate [   ]   Other   (Please specify) ___________________________________

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        Address: Street                                        City and State                            Zip Code

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                                                      SIGNATURE REQUIRED (over)

         LAM RESEARCH CORPORATION
         1984 EMPLOYEE STOCK PURCHASE PLAN
         SUBSCRIPTION AGREEMENT
         Offering Period Beginning : September 23, 1996

       1. I hereby elect to participate in the Lam Research Corporation 1984 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

       2. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, par value of $.001, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth below or in the Stock Purchase Plan, shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

       3. I understand that the Company will provide me with a copy of the Company's most recent prospectus describing the 1984 Employee Stock Purchase Plan before the exercise of any options I receive under the Plan, and that I will have the opportunity to withdraw from the Plan and receive the funds withheld from my pay after receiving that prospectus and before the Exercise Date. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

       4. I hereby agree to notify the Company in writing within 30 days after the date of any sale (disposition) or transfer) of my shares. I understand that if I dispose of any shares received by me pursuant to the Stock Purchase Plan within two yeas after the Offering Date (the first day of the offering period during which I purchased such shares) or within one year after the date on which such shares were transferred to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares. However, if I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value on the Offering Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

          The federal income tax treatment of ordinary income and capital gain and loss is described in the Company's prospectus relating to the Stock Purchase Plan. I understand that I should consult my own tax advisor for my unique tax circumstances.

       5. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

       6. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT THE COMPANY'S OBLIGATION TO SELL SHARES TO ME IS CONDITIONAL UPON COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND SPECIFICALLY CONDITIONAL UPON THE EXISTENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGARDING THE SHARES WHICH I WILL BE ENTITLED TO RECEIVE ON THE DATE OF THAT PURCHASE.

           DATE:______________ SIGNATURE EMPLOYEE:______________________________

           DATE:______________ SIGNATURE OF SPOUSE:_____________________________
                                         (Spouse to sign if beneficiary or joint
                                         tenant on account is other than spouse)



                            SIGNATURE REQUIRED ABOVE
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